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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of all American Communications, Inc. for the registration of $100,000,000 of its 10 7/8% Senior Subordinated Notes due 2001 and to the incorporation by reference therein of our report dated March 4, 1996, with respect to the consolidated financial statements and schedule of All American Communications, Inc., and to our report dated March 28, 1996, with respect to the combined financial statements of the combined business of Mark Goodson Productions, L.P. and The Child's Play Company, both of which are included in All American Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                   Ernst & Young LLP

Los Angeles, California
October 21, 1996